EXHIBIT 23.3

                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

         We hereby consent to the use of our opinion letter dated June 3, 2004 to the Board of Directors of Chesterfield Financial Corp. included as Appendix B to the Proxy Statement/Prospectus which forms part of Amendment No. 1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission on the date hereof relating to the proposed merger of MAF Bancorp, Inc. and Chesterfield Financial Corp. and to the references to such opinion therein.

         In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            KEEFE, BRUYETTE & WOODS, INC.


                                            By: /s/ Charles E. Shomo IV
                                               ---------------------------------
                                            Name:  Charles E. Shomo IV
                                            Title:  Managing Director

                                            Date:  August 23, 2004